UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2015

NEW BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55530	46-3001280
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 North Whittaker Street, New Buffalo, Michigan		49117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (269) 469-2222

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Employment Agreement.  On October 29, 2015, New Buffalo Savings Bank (the “Bank”), a wholly-owned subsidiary of New Bancorp, Inc. (the “Company”) and Richard C. Sauerman, the President and Chief Executive Officer of the Bank, entered into an employment agreement.  The Company is also a party to the employment agreement as a guarantor of the payments and benefits due from the Bank.

The employment agreement has an initial term of three years.  Commencing as of April 1, 2016, and on each subsequent April 1 thereafter, the board of directors may renew the agreement for an additional year so that the remaining term will again become three years.  In addition to base salary, the agreement provides for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive employees.  The current base salary for Mr. Sauerman is $160,000. The Bank may terminate Mr. Sauerman’s employment for “cause” (as defined in the agreement) at any time, in which event he would have no right to receive compensation or other benefits for any period after his termination of employment.

Certain events resulting in Mr. Sauerman’s termination or resignation will entitle him to payments of severance benefits following the termination of his employment.  In the event of Mr. Sauerman’s involuntary termination for reasons other than for cause, disability or retirement, or in the event he resigns during the term for “good reason” (as defined in the agreement), he would become entitled to a lump sum cash severance payment equal to the base salary and incentive compensation he would have earned for the remaining unexpired term of the employment agreement.  In addition, Mr. Sauerman would become entitled, at no expense to him, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or if the coverage is not permitted by applicable law or if providing the benefits would subject the Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

In the event of a change in control of the Bank or the Company followed by Mr. Sauerman’s involuntary termination other than for cause, disability or retirement, or upon his resignation for “good reason,” he would become entitled to a lump sum cash severance payment equal to three times his “base amount,” as that term is defined for purposes of Internal Revenue Code Section 280G. In addition, Mr. Sauerman would become entitled, at no expense to him, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject the Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

Under the employment agreement, if Mr. Sauerman becomes disabled (as described in the agreement), he will receive benefits under any short-term or long-term disability plans maintained by the Bank, plus, if amounts paid under the disability programs are less than his base salary for the first year following his termination of employment and less than 66-2/3% of his base salary after one year, the Bank will pay him an additional amount equal to the difference between the disability plan benefits and the amount of his base salary (or up to 66-2/3% of his base salary after one year) until the earlier of his recovery from the disability, the date he attains age 65 or the remaining term of the employment agreement.  The Bank will also provide him with continued life insurance and non-taxable medical and dental coverage for a period of one year.

In the event of Mr. Sauerman’s death, his estate or beneficiaries will be paid his base salary through the end of the month in which his death occurs and his dependents will be entitled to continued non-taxable medical, dental and other insurance for one year following his death.

Upon termination of Mr. Sauerman’s employment (other than following a change in control), he will be subject to certain restrictions on his ability to compete or to solicit business or employees of the Bank and the Company for a period of one year following his termination of employment.

Change in Control Agreement.  On October 29, 2015, the Bank and Russell Dahl, the Chief Financial Officer of the Bank, entered into a change in control agreement.

The change in control agreement has an initial term of two years.  Commencing as of April 1, 2016, and on each subsequent April 1 thereafter, the board of directors may renew the agreement for an additional year so that the remaining term will again become two years.  Mr. Dahl will have no right to receive severance benefits under the change in control agreement if the Bank or its successor terminates his employment for “cause” (as defined in the agreement) or if his employment terminates prior to a change in control.

In the event of a change in control of the Bank or the Company followed by Mr. Dahl’s involuntary termination other than for cause or upon his resignation for “good reason” (as defined in the agreement), he would become entitled to a severance benefit equal to two times the greater of his base salary at the time of his termination or his base salary at the time of the change in control.  In addition to the cash severance payment, Mr. Dahl would be entitled to the continuation of life insurance and non-taxable medical and dental coverage for twenty-four months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject the Bank to penalties, he will receive a lump sum cash payment equal to the value of the benefits.  In the event payments made to Mr. Dahl constitute an “excess parachute payment” as defined under Section 280G of the Internal Revenue Code, the payments and/or benefits will be cut-back to a minimum amount to avoid this result.

The foregoing description of the employment agreement and change in control agreement is qualified in its entirety by reference to the employment agreement and the change in control agreement attached hereto as exhibits 10.1 and 10.2 of this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits;

Exhibit No.                      Description.

Exhibit 10.1  Employment Agreement between New Buffalo Savings Bank, New Bancorp, Inc. and Richard C. Sauerman, dated October 29, 2015.

Exhibit 10.2  Change in Control Agreement between New Buffalo Savings Bank and Russell Dahl, dated October 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

New Bancorp, Inc.
DATE: October 29, 2015	By:	/s/ Richard C. Saueman
Richard C. Sauerman
President and Chief Executive Officer